Exhibit 99.1

NEWS RELEASE                                 FOR IMMEDIATE RELEASE

For Further Information Contact:
Steven T. Sobieski                           Kevin McGrath
Chief Financial Officer                      Cameron Associates
(908) 947-1106                               (212) 245-8800
ssobieski@lifecell.com                       kevin@cameronassoc.com
----------------------                       ----------------------




                         LIFECELL CORPORATION ANNOUNCES
                      SECOND QUARTER 2003 FINANCIAL RESULTS

BRANCHBURG, N.J., JULY 22, 2003 -- LifeCell Corporation (NASDAQ: LIFC), a leader in tissue regeneration through the development and commercialization of biological products to repair or replace the body's damaged tissue, announced today financial results for the second quarter ended June 30, 2003.

SECOND QUARTER 2003 HIGHLIGHTS:

     - Record product revenues of $9.1 million, up 14 percent from $8.1 million in second quarter of 2002;
     - Net Income of $380,000, up 78 percent from $214,000 in second quarter of 2002;
     - Entered into a ten-year exclusive marketing services agreement with Stryker Howmedica Osteonics for a bone grafting product; and
     - Entered into a license and collaboration agreement with the National Stem Cell Centre in Australia.

"Record revenue performance in the quarter was driven by significant growth for our AlloDerm(R) regenerative tissue matrix. More and more surgeons are becoming convinced that using our regenerative tissue matrix can assist in improving surgical outcomes," commented Paul Thomas, President and CEO of LifeCell. "In addition to the growth in our flagship product, adding Stryker Howmedica Osteonics to our family of world-class sales and marketing partners is a significant milestone for LifeCell."


SECOND QUARTER FINANCIAL RESULTS:

The Company reported total revenue of $9.7 million for the second quarter of 2003, up 15 percent from $8.4 million for the same period in 2002. Product revenues of $9.1 million were 14 percent above the $8.1 million reported for the second quarter of 2002. The increase in product revenues was largely due to increased demand for the Company's AlloDerm products which grew 33 percent to $5.5 million in the quarter compared to $4.1 million in the second quarter of 2002. Repliform(R) revenues decreased slightly in the quarter to $2.3 million from $2.5 million in the same quarter in 2002. Research grant revenues were $537,000, up more than 50 percent from the second quarter of 2002.

Net income for the second quarter of 2003 rose to $380,000 compared to net income of $214,000 in the second quarter of 2002. Net income per diluted share was $0.01 compared to $0.01 in the second quarter of 2002.


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YEAR-TO-DATE  FINANCIAL  RESULTS:

The Company reported total revenue of $18.7 million for the six months ended June 30, 2003, up 16 percent from $16.1 million for the same period in 2002. Product revenues of $17.7 million were 15 percent above the $15.4 million reported for the first six months of 2002. The increase in product revenues was largely due to increased demand for the Company's AlloDerm(R) products which grew 30 percent to $10.2 million in the six months compared to $7.9 million in the first six months of 2002. Repliform(R) revenues were $4.7 million in the first six months of 2003 compared to $4.8 million in the same period in 2002. Research grant revenues were $947,000, up $254,000 from the first six months of 2002.

Net income for the six months ended June 30, 2003 rose to $942,000 compared to net income of $650,000 in the same period of 2002. Net income per diluted share was $0.04 compared to $0.03 in the first six months of 2002.

The improvement in operating results for 2003 was mostly due to the increase in net contribution from higher product revenues and improved gross margin resulting from the higher volume and operating efficiencies.

The Company reaffirms previously stated full-year 2003 outlook of product revenues in the range of $38 to $40 million and operating income of approximately $2 million.

CONFERENCE  CALL:

As previously reported, LifeCell will host a live conference call and webcast to discuss its second quarter 2003 operating results today at 11:00 a.m. Eastern time. The dial-in number to access the live call is (800) 362-0595, access code: lifecell. A replay of the conference call will be available through July 29, 2003 at (800) 934-3942.

To  access  the  listen-only,  live  webcast of the conference call please visit
LifeCell's  web  site  at  http://www.lifecell.com and click on the webcast icon
                           -----------------------
located in Corporate Information - Investor Relations. A replay of the webcast will be available through July 29, 2003.

ABOUT  LIFECELL
---------------

LifeCell is a leader in tissue regeneration through the development and commercialization of biological products for the repair and replacement of damaged or inadequate human tissue in numerous different clinical applications. The Company's patented tissue processing methods produce a unique regenerative tissue matrix - a complex three dimensional structure that contains proteins, growth factors and vascular channels - that provides a complete template for the regeneration of normal human tissue. LifeCell currently markets a broad range of products: AlloDerm(R), regenerative tissue matrix for skin grafting for burn and cancer patients and for reconstructive surgical procedures, through LifeCell's direct sales organization, and for periodontal surgery through BioHorizons, Inc.; Cymetra(R), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales organization and a co-promotion agreement with OMP, Inc.; Repliform(R), regenerative tissue matrix for urologic and gynecologic procedures, through a marketing agreement with Boston Scientific Corporation; and Graft Jacket(TM), regenerative tissue matrix for orthopedic applications, through a distribution agreement with Wright Medical Technology, Inc. The Company is also the exclusive marketing agent for the SmartPReP(TM) Platelet Concentration System in the United States to ear, nose and throat, plastic reconstructive and general surgeons in hospitals. The Company's ongoing product development programs include the application of its tissue matrix technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells for transfusion. Visit the LifeCell website at www.lifecell.com.
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
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's ability to develop and market new products. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Reports as filed with the Securities and Exchange Commission.


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
                              LIFECELL CORPORATION
                              FINANCIAL HIGHLIGHTS
                                  (Unaudited)


                                          THREE MONTHS ENDED           SIX MONTHS ENDED
STATEMENT OF OPERATIONS DATA:                  JUNE 30,                     JUNE 30,
                                     --------------------------  ----------------------------
                                         2003          2002          2003           2002
                                     ------------  ------------  ------------  --------------
Revenues:
    Product revenues                 $ 9,143,000   $ 8,050,000   $17,728,000   $  15,360,000
    Research grant revenues              537,000       344,000       947,000         693,000
                                     ------------  ------------  ------------  --------------
    Total revenues                     9,680,000     8,394,000    18,675,000      16,053,000
                                     ------------  ------------  ------------  --------------

Costs and expenses:
    Cost of products sold              2,820,000     2,513,000     5,360,000       4,909,000
    Research and development           1,224,000     1,177,000     2,483,000       2,299,000
    General and administrative         1,457,000     1,153,000     2,778,000       2,197,000
    Selling and marketing              3,704,000     3,296,000     7,201,000       6,154,000
                                     ------------  ------------  ------------  --------------
  Total costs and expenses             9,205,000     8,139,000    17,822,000      15,559,000
                                     ------------  ------------  ------------  --------------
Income from operations                   475,000       255,000       853,000         494,000

Interest and other expense, net          (20,000)      (41,000)      (34,000)        (92,000)
                                     ------------  ------------  ------------  --------------

Income before income taxes               455,000       214,000       819,000         402,000

Income tax (provision) benefit           (75,000)                    123,000         248,000
                                     ------------  ------------  ------------  --------------
Net income                           $   380,000   $   214,000   $   942,000   $     650,000
                                     ============  ============  ============  ==============

Net Income per common share
      Basic                          $      0.02   $      0.01   $      0.04   $        0.03
      Diluted                               0.01          0.01          0.04            0.03
                                     ============  ============  ============  ==============

Shares used in computing net income
   per common share
      Basic                           21,336,000    21,304,000    21,313,000      21,042,000
      Diluted                         25,467,000    24,841,000    25,077,000      24,958,000
                                     ============  ============  ============  ==============

                                                                   JUNE 30,      DECEMBER 31,
BALANCE SHEET DATA:                                                  2003            2002
                                                                 ------------    ------------
Cash and cash equivalents
   and short-term investments                                    $ 4,715,000     $ 5,458,000
Working capital                                                   11,699,000      11,466,000
Total assets                                                      25,734,000      24,116,000
Long-term debt, including
   current portion                                                 1,221,000         863,000
Total stockholders' equity                                        19,139,000      17,719,000


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